Exhibit 2.3

BYLAWS

OF

IDENTIFYSENSORS BIOLOGICS CORP.,

a Delaware corporation

BYLAWS OF

IDENTIFYSENSORS BIOLOGICS CORP.

ARTICLE 1	OFFICES	1
1.1	Principal Office	1
1.2	Additional Offices	1
ARTICLE 2	MEETINGS OF STOCKHOLDERS	1
2.1	Place of Meeting	1
2.2	Annual Meeting	1
2.3	Special Meetings	1
2.4	Notice of Meetings	2
2.5	Business Matter of a Special Meeting	2
2.6	List of Stockholders	2
2.7	Organization and Conduct of Business	3
2.8	Quorum and Adjournments	3
2.9	Voting Rights	3
2.10	Majority Vote	3
2.11	Record Date for Stockholder Notice and Voting	4
2.12	Proxies	4
2.13	Inspectors of Election	4
2.14	Action Without Meeting by Written Consent	4
ARTICLE 3	DIRECTORS	5
3.1	Number; Qualifications	5
3.2	Resignation and Vacancies	5
3.3	Removal of Directors	5
3.4	Powers	5
3.5	Place of Meetings	6
3.6	Annual Meetings	6
3.7	Regular Meetings	7
3.8	Special Meetings	7
3.9	Quorum and Adjournments	7
3.10	Action Without Meeting	7
3.11	Telephone Meetings	7
3.12	Waiver of Notice	7
3.13	Fees and Compensation of Directors	8
3.14	Rights of Inspection	8

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(continued)

ARTICLE 4	COMMITTEES OF DIRECTORS	8
4.1	Selection	8
4.2	Power	8
4.3	Meetings, Notices and Records	9
4.4	Quorum and Manner of Acting	9
4.5	Resignations	10
4.6	Removal	10
4.7	Vacancies	10
4.8	Compensation	10
ARTICLE 5	OFFICERS	10
5.1	Officers Designated	10
5.2	Appointment of Officers	10
5.3	Subordinate Officers	10
5.4	Removal and Resignation of Officers	11
5.5	Vacancies in Offices	11
5.6	Compensation	11
5.7	The Chairman of the Board	11
5.8	The Chief Executive Officer	11
5.9	The President	12
5.10	The Vice President	12
5.11	The Secretary	12
5.12	The Assistant Secretary	13
5.13	The Treasurer	13
5.14	The Assistant Treasurer	13
ARTICLE 6	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS	13
6.1	Indemnification of Directors And Officers	13
6.2	Indemnification of Others	14
6.3	Payment of Expenses in Advance	14
6.4	Indemnity Not Exclusive	14
6.5	Insurance	14
6.6	Conflicts	14

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(continued)

ARTICLE 7	STOCK CERTIFICATES	15
7.1	Certificates for Shares	15
7.2	Signatures on Certificates	15
7.3	Transfer of Stock	15
7.4	Registered Stockholders	16
7.5	Record Date	16
7.6	Regulations	16
7.7	Lost, Stolen or Destroyed Certificates	16
ARTICLE 8	NOTICES	17
8.1	Notice	17
8.2	Waiver	17
ARTICLE 9	GENERAL PROVISIONS	17
9.1	Dividends	17
9.2	Dividend Reserve	17
9.3	Fiscal Year	18
9.4	Annual Statement	18
9.5	Checks	18
9.6	Corporate Seal	18
9.7	Execution of Corporate Contracts and Instruments	18
ARTICLE 10	AMENDMENTS	18

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BYLAWS

OF

IDENTIFYSENSORS BIOLOGICS CORP.,

a Delaware corporation

ARTICLE 1

OFFICES

1.1              Principal Office.

The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware.

1.2              Additional Offices.

At any time and from time to time, the Board may establish branch or subordinate offices at any place or places.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1              Place of Meeting.

All meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation, at such place as may be fixed from time to time by the Board or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2              Annual Meeting.

Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board and transact such other business as may properly be brought before the meetings.

2.3              Special Meetings.

Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, at the request of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or such additional persons as may be provided in the Certificate of Incorporation or these Bylaws. Such request shall state the purpose or purposes of the proposed meeting. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board, the Chief Executive Officer, the President, the Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than thirty five (35) nor more than sixty (60) days after receipt of the request. Such request shall state the purpose or purposes of the proposed meeting.

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2.4              Notice of Meetings.

Written notice of stockholders’ meetings, stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting.

If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it appears on the stock record book of the Corporation, unless such stockholder has filed with the Secretary a written request that notices intended for such stockholder be mailed to some other address, in which case such notice shall be mailed to the address designated in such request. Notice shall be deemed given when personally delivered or deposited in the United States mail, as the case may be; provided, however, that such notice also may be given by telegram, cablegram, radiogram or other means of electronically transmitted written copy, and in such case such notice shall be deemed given when ordered or, if a delayed delivery is ordered, as of such delayed delivery time, or when transmitted, as the case may be.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if its place, date and time are announced at the meeting at which the adjournment is taken; provided, however, that, if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was noticed originally, or if a new record date is fixed for the adjourned meeting, then written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.5              Business Matter of a Special Meeting.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.6              List of Stockholders.

The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list also shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

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2.7              Organization and Conduct of Business.

The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President (in the event that the President is not the Chief Executive Officer) or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to the Chairman in order.

2.8              Quorum and Adjournments.

Except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as notified originally. If, however, a quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

2.9              Voting Rights.

Unless otherwise provided in the Certificate of Incorporation, at every meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

2.10          Majority Vote.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws a different vote is required in which case such express provision shall govern and control the decision of such question.

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2.11          Record Date for Stockholder Notice and Voting.

For the purpose of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action.

If the Board does not so fix a record date, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2.12          Proxies.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.13          Inspectors of Election.

Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, then the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting upon the request of one or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

2.14          Action Without Meeting by Written Consent.

All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

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ARTICLE 3

DIRECTORS

3.1              Number; Qualifications.

The authorized number of the directors shall initially be TWO (2). Thereafter, the authorized number of directors that will constitute the whole Board shall be fixed from time to time by resolution of the Board. All directors shall be elected at the annual meeting or any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the next annual meeting or any special meeting or until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Directors need not be stockholders.

3.2              Resignation and Vacancies.

A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors is increased. Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3              Removal of Directors.

Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

3.4              Powers.

The business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

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(a)               Select and remove all officers, agents and employees of the Corporation; prescribe powers and duties for them that are consistent with law, with the Certificate of Incorporation and with these Bylaws; fix their compensation; and require from them security for faithful service;

(b)               Confer upon any officer the power to appoint, remove and suspend subordinate officers, employees and agents;

(c)               Change the principal executive office or the principal business office in the State of California or any other state from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country and to conduct business within or without the State of California; and designate any place within or without the State of California for the holding of stockholders meetings, including annual meetings;

(d)               Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(e)               Authorize the issuance of shares of stock of the Corporation on lawful terms, as consideration for money paid, labor done, services actually rendered, debts or securities canceled and/or tangible or intangible property actually received;

(f)                Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities;

(g)               Declare dividends from time to time in accordance with law;

(h)               Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(i)                 Adopt from time to time regulations not inconsistent with these Bylaws for the management of the Corporation’s business and affairs.

3.5              Place of Meetings.

The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.6              Annual Meetings.

The annual meetings of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided that a quorum is present. The annual meetings shall be for the purposes of organization, the appointment of officers and the transaction of other business.

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3.7              Regular Meetings.

Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.

3.8              Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or a majority of the Board upon one (1) day’s notice to each director.

3.9              Quorum and Adjournments.

At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise may be provided specifically by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, then the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum is present. A meeting at which a quorum is present initially may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10          Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.11          Telephone Meetings.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board or any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12          Waiver of Notice.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, before or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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3.13          Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14          Rights of Inspection.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

ARTICLE 4

COMMITTEES OF DIRECTORS

4.1              Selection.

The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2              Power.

Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

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4.3              Meetings, Notices and Records.

Each committee may provide for the holding of regular meetings, with or without notice, and a majority of the members of any such committee may fix the time, place and procedure for any such meeting. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there is no chairman, by or at the direction of any one (1) of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member’s residence or usual place of business, unless such member has filed with the Secretary a written request that notices intended for such member be mailed to some other address, in which case such notice shall be mailed to the address designated in such request, at least two (2) days before the day on which the meeting is to be held, or shall be sent by telegram, radiogram or cablegram, or other means of electronically transmitted written copy, addressed to such member at such place, or telephoned or delivered to such member personally, not later than four (4) hours before the time the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radiogram, cablegram or other means of electronically transmitted written copy. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

Each committee may meet and transact all business delegated to that committee by the Board by means of a conference telephone or similar communications equipment, provided that all persons participating in the meeting are able to hear and communicate with each other. Participation in a meeting by means of conference telephone or similar communication shall constitute presence in person at such meeting.

4.4              Quorum and Manner of Acting.

At each meeting of any committee, the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum is present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all of the members of such committee shall be as effective as if made by such committee at a meeting.

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4.5              Resignations.

Any member of a committee may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

4.6              Removal.

Any member of any committee may be removed at any time by the affirmative vote of a majority of the whole Board with or without cause.

4.7              Vacancies.

If any vacancy occurs in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board.

4.8              Compensation.

Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with reasonable expenses, if any, as the Board may determine from time to time. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 5

OFFICERS

5.1              Officers Designated.

The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board also may choose a Chairman of the Board, a Chief Financial Officer, one or more Vice Presidents and one or more assistant Secretaries and assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.

5.2              Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3              Subordinate Officers.

The Board may appoint, and may empower the President to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are pro-vided in these Bylaws or as the Board may determine from time to time.

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5.4              Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5              Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

5.6              Compensation.

The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because such officer also is a director of the Corporation.

5.7              The Chairman of the Board.

The Chairman of the Board, if such an officer is elected, shall, if present, perform such other powers and duties as may be assigned to him from time to time by the Board. If there is no President, the Chairman of the Board also shall be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.8 hereof.

5.8              The Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if such an officer exists, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or no Chairman of the Board exists, at all meetings of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer (or the President (as stated in Section 5.9 hereof)) shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board to some other officer or agent of the Corporation. From time to time the Chief Executive Officer shall report to the Board all matters within the Chief Executive Officer’s knowledge that the interests of the Corporation may require to be brought to the Board’s attention. The Chief Executive Officer also shall perform such other duties as are assigned by these Bylaws or as from time to time may be assigned to the Chief Executive Officer by the Board.

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5.9              The President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if such an officer exists, or as may be given by the Board to the Chief Executive Officer (in the event that the President is not the Chief Executive Officer), the President shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or no Chairman of the Board exists, or in the absence of the Chief Executive Officer, at all meetings of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President (or the Chief Executive Officer (as stated in Section 5.8 hereof)) shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board to some other officer or agent of the Corporation. From time to time the President shall report to the Board all matters within the President’s knowledge that the interests of the Corporation may require to be brought to the Board’s attention. The President also shall perform such other duties as are assigned by these Bylaws or as from time to time may be assigned to the President by the Board.

5.10          The Vice President.

The Vice President (or, if more than one exists, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of the President’s disability or refusal to act, perform the duties of the President and, when so acting, shall have the powers of and be subject to all of the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as from time to time may be prescribed for them by the Board, the President, the Chairman of the Board or these Bylaws.

5.11          The Secretary.

The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform similar duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board and shall perform such other duties as from time to time may be prescribed by the Board, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the seal of the Corporation to any instrument requiring it, and, when so affixed, the seal may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such authorized officer’s signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

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5.12          The Assistant Secretary.

The Assistant Secretary, or if more than one exists, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

5.13          The Treasurer.

The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all of the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.

5.14          The Assistant Treasurer.

The Assistant Treasurer, or if more than one exists, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

ARTICLE 6

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1              Indemnification of Directors And Officers.

The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For the purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (c) who was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

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6.2              Indemnification of Others.

The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For the purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (c) who was an employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3              Payment of Expenses in Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required under Section 6.1 hereof or for which indemnification is permitted under Section 6.2 hereof following authorization thereof by the Board shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it ultimately is determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.4              Indemnity Not Exclusive.

The indemnification provided by this Article 6 shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

6.5              Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

6.6              Conflicts.

No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

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(a)               That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)               That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE 7

STOCK CERTIFICATES

7.1              Certificates for Shares.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation.

Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to its registered owner a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2              Signatures on Certificates.

Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person still were such officer, transfer agent or registrar at the date of issue.

7.3              Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded in the books of the Corporation.

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7.4              Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered in the Corporation’s books as the owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5              Record Date.

So that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any right, or to exercise any right with respect to any change, conversion or exchange of stock, or for the purpose of any lawful action, the Board may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before the date of any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

7.6              Regulations.

The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may further provide that no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent or registrar.

7.7              Lost, Stolen or Destroyed Certificates.

The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to such issuance, require the owner of the lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise such loss, theft or destruction in such manner as it shall require and/or to give the Corporation a bond in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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ARTICLE 8

NOTICES

8.1              Notice.

Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such notice shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such director’s or stockholder’s address as it appears on the records of the Corporation, with postage prepaid, and such notice shall be deemed given at the time when it is deposited in the United States mail. Notice to directors also may be given by telegram or telephone.

8.2              Waiver.

Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver of such notice in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 9

GENERAL PROVISIONS

9.1              Dividends.

Dividends upon the capital stock of the Corporation, subject to all restrictions contained in the General Corporation Law of the State of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.2              Dividend Reserve.

Before payment of any dividend, there may be set aside out of funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3              Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board.

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9.4              Annual Statement.

The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

9.5              Checks.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board from time to time may designate.

9.6              Corporate Seal.

The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

9.7              Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE 10

AMENDMENTS

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal these Bylaws, the Board shall have the power (without the assent or vote of the stockholders) to make, alter, amend, change, add to or repeal these Bylaws.

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CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1.       That I am the duly elected and acting Chief Executive Officer of IDENTIFYSENSORS BIOLOGICS CORP., a Delaware corporation (the “Corporation”); and

2.       That the foregoing Bylaws constitute the Bylaws of the Corporation as adopted by the Board of Directors of the Corporation by an Action by Written Consent in Lieu of Organizational Meeting of the Directors of IDENTIFYSENSORS BIOLOGICS CORP. effective as of June 12, 2020.

IN WITNESS WHEREOF, I have executed this Certificate effective as of June 12, 2020.

/s/ Dr. Gregory Hummer
Dr. Gregory Hummer, CEO

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